                                                                        Ex-10.34

                              SETTLEMENT AGREEMENT

      WHEREAS THIS Settlement Agreement, entered this 19th day of November, 2003, by and between Interlase Limited Partnership ("Interlase") and The Spectranetics Corporation ("Spectranetics"), has been entered into by the parties to resolve a dispute regarding a License Agreement (the "License Agreement") dated February 1, 1993, executed by the predecessor in interest of Interlase (known as "Pillco Limited Partnership") and Spectranetics, and

      WHEREAS it is the intention of the parties hereto to settle the matter aforesaid, upon the terms and conditions set forth herein, and the parties do agree as follows:

      1. The parties reaffirm and ratify the terms and conditions set forth in the License Agreement attached hereto as Exhibit A and such terms are incorporated herein by reference. The License Agreement grants Spectranetics a license under United States Patent Nos. 4,784,132; 4,800,876; 4,848,336; and 5,041,108, and Spectranetics agrees that the License Agreement arose indirectly from a contested matter in which a jury found the patents valid and infringed and should any future proceedings be brought by either party in connection with such patents it shall not challenge the validity of any of such patents as may be subsisting at that time.

      2. Spectranetics and Interlase hereby agree that as of the effective date of this Settlement Agreement, royalties payable pursuant to the License Agreement shall be adjusted as follows:

            a) In the past, Spectranetics had not reported or paid royalties on the Spectranectics Laser Sheath sales or Lead Locking Device sales asserting that the same are not within the terms of the License Agreement. Interlase has reviewed the issue and the parties agree that the devices manufactured by Spectranetics known as the Spectranetics Laser Sheath and the Lead Locking device are not within the terms of the License Agreement or within the claims of the associated patents and, therefore, sales of such devices shall not generate royalties under the License Agreement.


            b) Spectranetics has filed an application with the Food and Drug Administration for a peripheral use which, if granted, shall subject Spectranetics' sales of products associated with "LACI" (laser angioplasty to treat critical limb ischemia) to royalties at the rate of three and one-half (3 -1/2%) percent of the net selling price of the Intraluminal Laser Component as defined in paragraph
            1.04 of the License Agreement.


            c) Spectranetics' methodology for calculation of service revenue outlined on page six and summarized in Exhibit IV of the audit report of Baird, Kurtz and Dobson dated October 24, 2002, is hereby validated; service revenue is not subject to royalties under the license agreement to the extent that such revenue does not exceed the lesser of $1,500,000 per quarter or 35% of Of the aggregate "Net Selling Price" (as that term is defined in Part 1.05 of the License Agreement) of all "Licensed Apparatus" including "Intraluminal Laser Components", excluding sales of the devices referenced in Part 2(a) of this Settlement Agreement.

      3. Subject to the supervision of the Arlington County Circuit Court, all rights, title, and interest to the patents that are the subject of the License Agreement in Exhibit A belong to Interlase.

      4. Since Interlase is the subject of a receivership in Arlington County, Virginia, this Settlement Agreement is conditioned upon the ratification of the Settlement Agreement by the Arlington County Circuit Court. Since Interlase is also the subject of a suspended bankruptcy proceeding in the United States Bankruptcy Court for the Eastern District of Virginia ("the Bankruptcy Court"), this Settlement Agreement is also conditioned upon the ratification thereof by the Bankruptcy Court.

            In the event that either the Arlington County Circuit Court or the Bankruptcy Court rejects this Settlement Agreement, then the terms contained herein shall operate as a nullity in their entirety, and nothing contained herein shall be deemed to be an admission by either Spectranetics or Interlase. Interlase covenants that it will use due diligence in securing the approval of the Arlington County Circuit Court and the Bankruptcy Court.

            5. The approval and confirmation of this Settlement Agreement by the Bankruptcy Court and the Arlington County Circuit Court shall be a prerequisite to the payment to Interlase referenced in Part 8 of this Settlement Agreement.

            6. Twenty-four (24) hours prior to filing the last of the two respective motions for approval of this Settlement Agreement in the Arlington County Circuit Court and the Bankruptcy Court, Interlase will advise Spectranetics, by written notice as hereinafter provided, that the last of the two requisite hearings is imminent, so that Spectranetics may prepare to issue an appropriate press release to the public stating that Spectranetics and Interlase have resolved by mutual agreement the issues raised by the matters referenced in Part 7 of this Settlement Agreement subject to the said Courts' approval.

            7. Contemporaneous with the full execution of this Settlement Agreement, the parties, through their attorneys of record in their respective lawsuits that are now pending in the U.S. District Court for the District of Colorado known as The Spectranetics Corporation v Richard
      S. Mendelson, et al., Civil Action No. 02-MK-2177 (MJW) and Interlase Limited Partnership v. The Spectranetics Corporation, Civil Action No. 03-MK-990 (MJW), shall execute for each of the foregoing lawsuits the

      Stipulations for Entry of Order of Dismissal (the "Stipulations") annexed as Exhibits B and C to this Settlement Agreement.

            8. Upon its receipt of: (1) copies teste of the orders entered by the Arlington County Circuit Court and the Bankruptcy Court, approving this Settlement Agreement; and (2) original fully executed Stipulations, Spectranetics shall within the next twenty-four (24) hours wire the sum of Two Hundred Thousand Dollars ($200,000.00) into the account of the Special Receiver of Interlase. The wire shall go to Virginia Commerce Bank, Account number 20055536, Routing number 056005253, Name of Account:
      "Interlase Limited Partnership".

            Following the successful wire transfer of the funds, Spectranetics, through its counsel, shall cause the fully executed Stipulations to be filed with, and the accompanying Orders of Dismissal to be entered by the Court and Interlase shall through its attorneys cooperate in securing the entry of the Orders, as needed.

            9. It being the intent of the parties to resolve any and all disputes, known and unknown, between the parties, it is hereby agreed that any and all claims, causes of action, offsets or similar monetary claims that have arisen or that may have arisen prior to the execution of this Settlement Agreement, whether sounding in contract, tort or otherwise, are hereby settled, released and satisfied, and neither party shall have any liability for any claim, cause of action, offset or similar monetary claim that accrued prior to the date of this Settlement Agreement. This Settlement Agreement is approved and ratified by Wendy Fox, Coster Family Limited Partnership, and by Jeffrey Schwab, on behalf of Abelman, Frayne & Schwab ("the said parties"), as evidenced by the endorsement of a counterpart hereof by the said parties or their respective counsel. Interlase covenants that the said parties and the Receiver constitute all of the persons and entities necessary to approve and ratify this Settlement Agreement subject to approval of the said Courts.

            10. Notices that are required pursuant to this Settlement Agreement shall be sent as follows:

            A. Notices to Interlase shall be sent via U.S. Mail and via facsimile to:

                  Richard S. Mendelson, Special Receiver
                  Interlase Limited Partnership
                  524 King Street
                  Alexandria, VA 22314
                  Facsimile: (703) 549-3335

            B. Notices to Spectranetics shall be sent via U.S. Mail and via facsimile to:

                  John G. Schulte, President and CEO
                  The Spectranetics Corporation
                  96 Talamine Court
                  Colorado Springs, CO 80907
                  Facsimile: (719) 442-2525

Witness our seals this 19th day of November, 2003.

INTERLASE LIMITED PARTNERSHIP                                 Attest:


By:  /s/Richard S. Mendelson                         ---------------------------
     -----------------------
     Richard S. Mendelson
     Special Receiver, Interlase Limited Partnership
     Date: November 20, 2003

THE SPECTRANETICS CORPORATION                                 Attest:


By:  /s/ John G. Schulte                             /s/Guy A. Childs
     -------------------------------                 ---------------------------
     John G. Schulte,
     President and CEO,
     The Spectranetics Corporation
     Date: November 19, 2003


            We hereby approve, ratify and confirm this Settlement Agreement:

         /s/Lindsey O. Sutherland, Esquire
         ---------------------------------
         Lindsey O. Sutherland, Esquire
         Counsel for Wendy Fox
         Robert S. Perry Law Office
         4085 Chain Bridge Road, Suite 300
         Fairfax, Virginia 22030


         /s/Michael P. Logan, Esquire
         ---------------------------------
         Michael P. Logan, Esquire
         Counsel for The Coster Family Limited Partnership
         Grad, Logan & Klewans, PC
         1421 King Street, Suite 320
         Alexandria, Virginia  22314


         /s/Jeffrey A. Schwab, Esquire
         ---------------------------------
         Jeffrey A. Schwab, Esquire
         Counsel for Abelman, Frayne & Schwab
         150 East 42nd Street
         New York, New York  10017-5612